Exhibit 99.1

Synaptics Reports Results for Fourth Quarter and Fiscal 2016

Increases available stock repurchase authorization to $233 million

San Jose, CA – July 28, 2016 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its fourth quarter and year ended June 30, 2016.

Net revenue for fiscal 2016 totaled $1.67 billion, a decrease of 2 percent from fiscal 2015. GAAP net income for fiscal 2016 declined 35 percent from the prior year to $72.2 million, or $1.91 per diluted share. Non-GAAP net income for fiscal 2016 decreased 18 percent from the prior year to $180.5 million, or $4.76 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

Net revenue for the fourth quarter of fiscal 2016 declined 32 percent from the comparable quarter last year to $323.9 million. GAAP net loss for the fourth quarter of fiscal 2016 decreased 123 percent from the prior year period net income to a net loss of $7.1 million, or a loss of $0.19 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2016 declined 72 percent from the prior year period to $17.3 million, or $0.46 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“Fourth quarter results were generally as anticipated, culminating in fiscal 2016 revenue that was similar to last year, as growth from our TDDI and fingerprint authentication offerings was offset by a challenging market for high-end smartphones and weakness in the PC market,” stated Rick Bergman, President and CEO. “We are preparing for a similar revenue scenario in fiscal 2017 and expect our strategies and investments in our key TDDI and fingerprint authentication growth engines to continue to pay off in offsetting anticipated declines in our discrete display driver business. As we look beyond fiscal 2017, our development activities position us for significant opportunities with new and expanding growth pillars, including OLED technology as well as automotive, which will help reignite our growth.”

Fourth Quarter 2016 Business Metrics

•	Revenue mix from mobile and PC products was approximately 88 percent and 12 percent respectively. Fingerprint ID products have been classified according to type of device.
•	Revenue from mobile products of $285.4 million was down 33 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint ID products.
•	Revenue from PC products totaled $38.5 million, a decrease of 27 percent year-over-year, and includes applicable fingerprint ID products.

Wajid Ali, CFO, added, “Considering our backlog of $183 million entering the typically back-end loaded September quarter, subsequent bookings, customer forecasts and product sell-in and sell-through timing patterns, and the resulting expected product mix, we anticipate revenue for the first quarter of fiscal 2017 to be in the range of $350 to $390 million. We expect the revenue mix from mobile and PC products to be roughly similar to the preceding quarter.”

Cash at June 30, 2016 was $352 million. During the fourth quarter of fiscal 2016, Synaptics used $116 million to repurchase approximately 5 percent of shares outstanding, bringing total share repurchases for fiscal 2016 to approximately 10 percent of shares outstanding entering the year. The company also announced that its board of directors has increased and extended the authorization for stock repurchases by another $100 million, bringing its remaining authorization to $233 million available through July 2018.

Earnings Call Information

The Synaptics fourth quarter fiscal 2016 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, July 28, 2016, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-768-6569 (conference ID: 2231428) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-

based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

For more information contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	June 30,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$352.2	$399.9
Accounts receivables, net of allowances of $3.7 and $2.9, respectively	252.6	324.6
Inventories	146.4	140.2
Prepaid expenses and other current assets	28.9	51.3

Total current assets	780.1	916.0

Property and equipment at cost, net	112.7	123.4
Goodwill	206.8	206.8
Purchased intangibles, net	160.3	235.4
Non-current other assets	40.3	37.8

Total assets	$1,300.2	$1,519.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$172.8	$188.5
Accrued compensation	39.9	35.9
Income taxes payable	11.5	34.7
Acquisition-related liabilities	25.5	102.2
Other accrued liabilities	82.3	74.1
Current portion of long-term debt	15.0	11.3

Total current liabilities	347.0	446.7

Long-term debt	220.5	231.1
Non-current portion of acquisition-related liabilities	6.2	—
Deferred tax liabilities	9.0	33.9
Other long-term liabilities	12.5	14.6

Total liabilities	595.2	726.3

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 59,532,148 and 58,249,107 shares issued, and 35,212,141 and 37,529,608 shares outstanding, respectively	0.1	0.1
Additional paid in capital	928.6	843.8
Less: 24,320,007 and 20,719,499 treasury shares, respectively, at cost	(892.3)	(651.7)
Accumulated other comprehensive income	3.3	7.8
Retained earnings	665.3	593.1

Total stockholders’ equity	705.0	793.1

Total liabilities and stockholders’ equity	$1,300.2	$1,519.4

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenue	$323.9	$478.9	$1,666.9	$1,703.0
Acquisition and integration related costs (1)	12.8	14.3	54.4	73.8
Cost of revenue	203.0	297.3	1,031.0	1,050.5

Gross margin	108.1	167.3	581.5	578.7
Operating expenses
Research and development	78.2	79.7	311.2	293.2
Selling, general, and administrative	36.9	39.4	161.7	143.3
Impairment of intangible assets	6.7	—	6.7	—
Acquisition related costs, net (2)	4.6	4.2	18.1	(4.6)
Foreign currency adjustment (3)	—	—	—	(15.4)
Restructuring costs (4)	6.7	—	8.6	—

Total operating expenses	133.1	123.3	506.3	416.5

Operating income	(25.0)	44.0	75.2	162.2
Interest and other income/(expense), net	1.2	(0.9)	0.4	(2.0)

Income before provision for income taxes	(23.8)	43.1	75.6	160.2
Provision for income taxes	(16.7)	11.8	3.4	49.8

Net income	$(7.1)	$31.3	$72.2	$110.4

Net income per share:
Basic	$(0.19)	$0.84	$1.97	$2.99

Diluted	$(0.19)	$0.80	$1.91	$2.84

Shares used in computing net income per share:
Basic	36.6	37.2	36.6	36.9

Diluted	36.6	39.0	37.9	38.9

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	These foreign currency adjustments include currency remeasurement adjustments related to our acquisition of RSP.
(4)	Restructuring costs primarily include severance costs associated with an operational restructuring.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP gross margin	$108.1	$167.3	$581.5	$578.7
Acquisition and integration related costs	12.8	14.3	54.4	74.1
Share-based compensation	0.5	0.4	1.8	1.4

Non-GAAP gross margin	$121.4	$182.0	$637.7	$654.2

GAAP gross margin - percentage of revenue	33.4%	34.9%	34.9%	34.0%
Acquisition and integration related costs - percentage of revenue	3.9%	3.0%	3.3%	4.3%
Share-based compensation - percentage of revenue	0.2%	0.1%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	37.5%	38.0%	38.3%	38.4%

GAAP research and development expense	$78.2	$79.7	$311.2	$293.2
Acquisition and integration related costs	—	—	—	(1.7)
Share-based compensation	(8.5)	(6.7)	(30.6)	(24.5)

Non-GAAP research and development expense	$69.7	$73.0	$280.6	$267.0

GAAP selling, general, and administrative expense	$36.9	$39.4	$161.7	$143.3
Acquisition and integration related costs	—	—	—	(7.4)
Share-based compensation	(6.9)	(5.2)	(24.4)	(18.2)

Non-GAAP selling, general, and administrative expense	$30.0	$34.2	$137.3	$117.7

GAAP operating income	$(25.0)	$44.0	$75.2	$162.2
Impairment of intangible assets	6.7	—	6.7	—
Acquisition and integration related costs	17.4	18.5	72.5	78.6
Share-based compensation	15.9	12.3	56.8	44.1
Foreign currency adjustments	—	—	—	(15.4)
Restructuring costs	6.7	—	8.6	—

Non-GAAP operating income	$21.7	$74.8	$219.8	$269.5

GAAP net income	$(7.1)	$31.3	$72.2	$110.4
Impairment of intangible assets	6.7	—	6.7	—
Acquisition and integration related costs	17.4	18.5	72.5	78.6
Share-based compensation	15.9	12.3	56.8	44.1
Foreign currency adjustments	—	—	—	(15.4)
Restructuring costs	6.7	—	8.6	—
Other non-cash items, net	(2.0)	(0.2)	(2.7)	(0.9)
Tax adjustments	(20.3)	(0.7)	(33.6)	4.5

Non-GAAP net income	$17.3	$61.2	$180.5	$221.3

GAAP net income per share - diluted	$(0.19)	$0.80	$1.91	$2.84
Impairment of intangible assets	0.18	—	0.18	—
Acquisition and integration related costs	0.48	0.47	1.91	2.02
Share-based compensation	0.43	0.31	1.50	1.13
Foreign currency adjustments	—	—	—	(0.40)
Restructuring costs	0.18	—	0.23	—
Other non-cash items, net	(0.05)	—	(0.07)	(0.02)
Tax adjustments	(0.55)	(0.01)	(0.90)	0.12
Non-GAAP share adjustment	(0.02)	—	—	—

Non-GAAP net income per share - diluted	$0.46	$1.57	$4.76	$5.69

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	June 30,	June 30,
	2016	2015
Net Income	$72.2	$110.4
Non-cash operating items	149.7	104.6
Changes in working capital	30.0	(10.9)

Provided by operations	251.9	204.1

Acquisition of businesses	—	(294.3)
Fixed asset & intangible asset purchases	(33.2)	(51.9)
Proceeds from sales and maturities of investments	6.6	4.9

Used in investing	(26.6)	(341.3)

Treasury shares purchased	(240.6)	(121.3)
Equity compensation, net	28.3	45.9
Acquisition related	(56.2)	(72.2)
Debt related, net	(7.9)	241.2

Provide by/(used in) financing	(276.4)	93.6

Effect of exchange rate changes on cash and cash equivalents	3.4	(3.7)

Net change in cash and cash equivalents	(47.7)	(47.3)

Cash and cash equivalents beginning of period	399.9	447.2

Cash and cash equivalents end of period	$352.2	$399.9

Cash paid for interest	$5.0	$3.1

Cash paid for taxes, net of refunds	$28.9	$82.7